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                                                                   Exhibit 25.1





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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   -------------------------------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                    ----------------------------------------

                                  CHEMICAL BANK
               (Exact name of trustee as specified in its charter)

             NEW YORK                                   13-4994650
     (State of incorporation                           (I.R.S. employer
     if not a national bank)                           identification No.)

          270 PARK AVENUE
         NEW YORK, NEW YORK                             10017
(Address of principal executive offices)                (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                   -------------------------------------------

                          THE WILLIAMS COMPANIES, INC.
            (Exact name of obligor as specified in its charter)

            DELAWARE                                 73-0569878
  (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                    identification No.)

        ONE WILLIAMS CENTER
          TULSA, OKLAHOMA                            74172
(Address of principal executive offices)             (Zip Code)

                   -------------------------------------------

                          SUBORDINATED DEBT SECURITIES
                       (Title of the indenture securities)

              -----------------------------------------------------

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                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 New York State Banking Department, State House, Albany, New York 12110.

                 Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

                 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                 Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)     Whether it is authorized to exercise corporate trust powers.

                 Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

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         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8. Not applicable.

         9. Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15TH day of JUNE, 1995.

                                                   CHEMICAL BANK

                                                   By /s/ P. Kelly
                                                   --------------------------
                                                   P. Kelly
                                                   Assistant Vice President

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                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,
                   at the close of business March 31, 1995, in
         accordance with a call made by the Federal Reserve Bank of this
                   District pursuant to the provisions of the
                              Federal Reserve Act.


                                                                                               DOLLAR AMOUNTS
                          ASSETS                                                                  IN MILLIONS

Cash and balances due from depository institutions:
         Non-interest-bearing balances and
           currency and coin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 5,797
         Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,523
Securities:
Held to maturity securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,195
Available for sale securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,785
Federal  Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
         Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,493
         Securities purchased under agreements to resell  . . . . . . . . . . . . . . . . . . . . . . . .  50
Loans and lease financing receivables:
         Loans and leases, net of unearned income                    $68,937
         Less: allowance for loan and lease losses                     1,898
         Less: allocated transfer risk reserve                           113
         Loans and leases, net of unearned income, allowance,        -------
           and reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66,926
Trading Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37,294
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . . . . . . . . 1,402
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . . . . . . . . . 148
Customer's liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . . . . . 1,051
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 512
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,759
                                                                                                        -----
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $149,034
                                                                                                     ========








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

                                   LIABILITIES

Deposits
         In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $44,882
         Non-interest-bearing                                                $14,690
         Interest-bearing                                                     30,192
                                                                             -------
         In foreign offices, Edge and Agreement subsidiaries,
           and IBF's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32,537
         Non-interest-bearing                                                $   146
         Interest-bearing                                                     32,391
                                                                             -------
Federal  funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's
         Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10,587
         Securities sold under agreements to repurchase . . . . . . . . . . . . . . . . . . . . . . . 3,083
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 464
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31,358
Other Borrowed money:
         With original maturity of one year or less . . . . . . . . . . . . . . . . . . . . . . . . . 7,527
         With original maturity of more than one year . . . . . . . . . . . . . . . . . . . . . . . . . 914
Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . . . . . . . .  20
Bank's liability on acceptances executed and outstanding                                              1,054
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,410
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5,986
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 141,822
                                                                                                    -------
                                 EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $   620
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,501
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,558
Net unrealized holding gains (Losses) on available-for-sale securities  . . . . . . . . . . . . . . .  (476)
Cumulative foreign currency translation adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . 9

TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,212
                                                                                                    -------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
         STOCK AND EQUITY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $149,034
                                                                                                   ========

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                 I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

                 We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                 WALTER V. SHIPLEY       )
                 EDWARD D. MILLER        )  DIRECTORS
                 WILLIAM B. HARRISON     )








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